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                                                                    EXHIBIT 10.8

                    SUBORDINATED LOAN AND SECURITY AGREEMENT

        THIS AGREEMENT (the "Agreement"), dated as of June 10, 1999, is entered into by and between Handspring, Inc., a California corporation, with its chief executive office and principal place of business located at 299 California Avenue, Suite 300, Palo Alto, CA 94306 (the "Borrower") and Comdisco, Inc., a Delaware corporation, with its principal place of business located at 6111 North River Road, Rosemont, Illinois 60018 (the "Lender" or sometimes, "Comdisco"). In consideration of the mutual agreements contained herein, the parties hereto agree as follows:

                                    RECITALS

        WHEREAS, Borrower has requested Lender to make available to Borrower a loan or loans up to an aggregate principal amount of SIX MILLION DOLLARS ($6,000,000) (as the same may from time to time be amended, modified, supplemented or restated, individually or collectively referred to as the "Loan(s)"), which would be evidenced by Subordinated Promissory Note(s) executed by Borrower substantially in the form of EXHIBIT A hereto (as the same may from time to time be amended, modified, supplemented or restated, the "Note(s)");

        WHEREAS, Lender is willing to make the Loan(s) on the terms and conditions set forth in this Agreement;

        WHEREAS, Lender and Borrower agree any Loan(s) hereunder shall be subordinate to Senior Debt (as defined herein) to the extent set forth in the Subordination Agreement (as defined herein); and

        WHEREAS, Borrower has also given Lender certain rights to purchase the Borrower's Preferred Stock under terms and conditions set forth in this Agreement.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, Borrower and Lender hereby agree as follows:

SECTION 1. DEFINITIONS

        Unless otherwise defined herein, the following capitalized terms shall have the following meanings (such meanings being equally applicable to both the singular and plural form of the terms defined);

        1.1 "ACCOUNT" means any "account" as such term is defined in Section 9-106 of the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to Borrower (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services rendered by Borrower or from any other transaction, whether or not the same involves the sale of goods or services by Borrower (including, without limitation, any such obligation which may be characterized as an


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account or contract right under the UCC) and all of Borrower's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of Borrower's rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller's rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to Borrower under all purchase orders and contracts for the sale of goods or the performance of services or both by Borrower (whether or not yet earned by performance on the part of Borrower or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

        1.2 "ACCOUNT DEBTOR" means any "account debtor," as such term is defined in Section 9-105(1)(a) of the UCC.

        1.3 "ADVANCE" means each installment made by the Lender to Borrower pursuant to the Loan to be evidenced by the Note(s) secured by the Collateral.

        1.4 "ADVANCE DATE" means the funding date of any Advance of the Loan.

        1.5. "ADVANCE REQUEST" means the request by Borrower for an Advance under the Loan, each to be substantially in the form of EXHIBIT B attached hereto, as submitted by Borrower to Lender from time to time.

        1.6 "CHATTEL PAPER" means any "chattel paper," as such term is defined in Section 9-105(1)(b) of the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

        1.7 "CLOSING DATE" means the date hereof.

        1.8 "COLLATERAL" shall have the meaning assigned to such term in Section 3 of this Agreement.

        1.9 "CONTRACTS" means all contracts, undertakings, franchise agreements or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which Borrower may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

        1.10 "COPYRIGHTS" means all of the following now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (i) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or of any other country;
(ii) registrations, applications and recordings in the United States Copyright Office or in any similar office or agency of the United States, any state thereof or any other country; (iii) any continuations, renewals or extensions thereof; and (iv) any registrations to be issued in any pending applications.



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        1.11 "COPYRIGHT LICENSE" means any written agreement granting any right to use any Copyright or Copyright registration now owned or hereafter acquired by Borrower or in which Borrower now holds of hereafter acquires any interest.

        1.12 "DOCUMENTS" means any "documents," as such term is defined in
Section 9-105(1)(f) of the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

        1.13 "EQUIPMENT" means any "equipment," as such term is defined in
Section 9-109(2) of the UCC, now or hereafter owned or acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

        1.14 "EXCLUDED AGREEMENTS" means the Master Lease Agreement dated as of June 10, 1999 between Borrower, as lessee, and Lender, as lessor, including, without limitation, any Equipment Schedules and Summary Equipment Schedules to the Master Lease Agreement executed or delivered by Borrower pursuant thereto and any other modifications or amendments thereof, whereby Borrower (as lessee) leases equipment, software, or goods from Lender (as lessor) to Borrower (as lessee).

        1.15 "FACILITY FEE" means one percent (1.0%) of the Maximum Available Loan. which shall be and due to Lender on the Closing Date, plus a transaction fee of $7,500.

        1.16 "FIXTURES" means any "fixtures," as such term is defined in Section 9-313(1)(a) of the UCC, now or hereafter owned or acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and, now or hereafter attached or affixed to or constituting a part of, or located in or upon, real property wherever located, together with all right, title and interest of Borrower in and to all extensions, improvements, betterments, renewals, substitutes, and replacements of, and all additions and appurtenances to any of the foregoing property, and all purchases of the security constituted thereby, immediately upon any acquisition or release thereof or any such purchase, as the case may be.

        1.17 "GENERAL INTANGIBLES" means any "general intangibles," as such term is defined in Section 9-106 of the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all right, title and interest which Borrower may now or hereafter have in or under any contract, all customer lists, Copyrights, Trademarks, Patents, rights to Intellectual Property, interests in partnerships, joint ventures and other business associations, Licenses, permits, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, recipes, experience, processes, models, drawings, materials and records, goodwill (including, without limitation, the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License), claims in or under insurance policies, including unearned premiums, uncertificated securities, cash and other forms of money or currency, deposit accounts (including as defined in Section 9-105(e) of the UCC), rights to sue for past, present and future infringement of Copyrights, Trademarks and Patents, rights to receive tax refunds and other payments and rights of indemnification.



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        1.18 "INITIAL PUBLIC OFFERING" means an initial public offering of
Borrower's securities.

        1.19 "INSTRUMENTS" means any "instrument," as such term is defined in
Section 9-105(1)(i) of the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

        1.20 "INTELLECTUAL PROPERTY" means all Copyrights, Trademarks, Patents, trade secrets, source codes, customer lists, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, skill, expertise, experience, processes, models, drawings, materials and records.

        1.21 "INVENTORY" means any "inventory," as such term is defined in
Section 9-109(4) of the UCC, wherever located, now or hereafter owned or acquired by Borrower or in which Borrower now holds or hereafter acquires any interest, and, in any event, shall include, without limitation, all inventory, goods and other personal property which are held by or on behalf of Borrower for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in Borrower's business, or the processing, packaging, promotion, delivery or shipping of the same, and all furnished goods whether or not such inventory is listed on any schedules, assignments or reports furnished to Lender from time to time and whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of Borrower or is held by Borrower or by others for Borrower's account, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all inventory which may be located on premises of Borrower or of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other persons.

        1.22 "LICENSE" means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and any renewals or extensions thereof.

        1.23 "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.

        1.24 "LOAN DOCUMENTS" shall mean and include this Agreement, the Note(s), and any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby, as the same may from time to time be amended, modified, supplemented or restated, provided, that the Loan Documents shall not include any of the Excluded Agreements.

        1.25 "MATERIAL ADVERSE EFFECT" means a material adverse effect upon: (i) the business, operations, properties, prospects, assets or conditions (financial or otherwise) of Borrower; or (ii) the ability of Borrower to perform, the Secured Obligations.



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        1.26 "MATURITY DATE" means the date thirty-six (36) months from the
Advance Date of each installment of the Loan.

        1.27 "MAXIMUM LOAN AMOUNT" means Six Million and No/100 Dollars ($6,000,000.00).

        1.28 "MERGER EVENT" means a (i) capital reorganization of the shares of the Borrower's stock (other than a stock split, reverse stock split, combination, reclassification, exchange, subdivision of shares or change of state of incorporation), or (ii) a merger or consolidation of the Borrower with or into another corporation (whether or not the Borrower is the surviving corporation) in which the shareholders of the Borrower immediately before such merger or consolidation own less than a majority of the surviving or resulting entity's outstanding voting stock immediately thereafter, or (iii) the sale of all or substantially all of the Borrower's properties and assets to any other person.

        1.29 "NEXT EVENT" means (i) a private equity financing of at least Five Million Dollars ($5,000,000.00), (ii) a Merger Event, or (iii) Borrower's Initial Public Offering.

        1.30 "PATENT LICENSE" means any written agreement granting any right with respect to any invention on which a Patent is in existence now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

        1.31 "PATENTS" means all of the following now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (a) letters patent of, or rights corresponding thereto in, the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto in the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (b) all reissues, continuations, continuations-in-part or extensions thereof; (c) all petty patents, divisionals, and patents of addition; and (d) all patents to issue in any such applications.

        1.32 "PERMITTED LIENS" means any and all of the following:

             (i)    liens in favor of Lender;

             (ii)   liens related to, or arising in connection with, Senior
                    Debt;

             (iii) liens for taxes, assessments or governmental charges or claims, the payment of which are not, at the time, delinquent or are being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor;

             (iv) statutory liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or that are being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor;



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             (v)    liens incurred or deposits made in the ordinary course of
                    business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and similar obligations (exclusive of obligations for the payment of borrowed money);

             (vi) liens securing purchase money debt if the only collateral for such purchase money debt is the assets acquired therewith;

             (vii) leases or subleases granted to others not interfering in any material respect with the ordinary conduct of business;

             (viii) any interest or title of a lessor or sublessor under any lease;

             (ix) liens arising from filing Uniform Commercial Code financing statements relating solely to leases;

             (x) liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

             (xi) liens existing on the date of this Agreement, as disclosed to Lender.

        1.33 "PREFERRED STOCK" means the Borrower's Series A Preferred Stock.

        1.34 "PROCEEDS" means "proceeds," as such term is defined in Section 9-306(1) of the UCC and, in any event, shall include, without limitation, (a) any and all Accounts, Chattel Paper, Instruments, cash or other forms of money or currency or other proceeds payable to Borrower from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (d) any claim of Borrower against third parties (i) for past, present or future infringement of any Copyright, Patent or Patent License or (ii) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

        1.35 "PURCHASE OPTION" shall have the meaning assigned to such term in
Section 8 of this Agreement.

        1.36 "RECEIVABLES" shall mean and include all of the Borrower's accounts, instruments, documents, chattel paper and general intangibles whether secured or unsecured, whether now existing or hereafter created or arising, and whether or not specifically sold or assigned to Lender hereunder.

        1.37 "SECURED OBLIGATIONS" shall mean and include all principal, interest, fees, costs, or other liabilities or obligations for monetary amounts owed by Borrower to Lender, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent,



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and all covenants and duties regarding such amounts, of any kind of nature, present or future, arising under this Agreement, the Note(s), or any of the other Loan Documents, whether or not evidenced by any Note(s), Agreement or other instrument, as the same may from time to time be amended, modified, supplemented or restated, provided, that the Secured Obligations shall not include any indebtedness or obligations of Borrower arising under or in connection with the Excluded Agreements.

        1.38 "SENIOR CREDITOR" means a creditor identified to Lender in accordance with the Subordination Agreement, that provides Senior Debt financing to Borrower; provided, that a Senior Creditor shall not include any officer, director, shareholder, venture capital investor, or insider of Borrower, or any affiliate of the foregoing persons, except upon the express written consent of Lender.

        1.39 "SENIOR DEBT" means any and all indebtedness and obligations for borrowed money (including, without limitation, principal, premium (if any), interest, fees, charges, expenses, costs, professional fees and expenses, and reimbursement obligations) at any time owing by Borrower to a Senior Creditor under Senior Loan Documents, including, but not limited to, such amounts as may accrue or be incurred before or after default or workout or the commencement of any liquidation, dissolution, bankruptcy, receivership or reorganization by or against Borrower in an amount that shall not, without Lender's consent, exceed One Million Dollars ($1,000,000.00) in aggregate principal amount outstanding at any one time. Notwithstanding the foregoing, so long as Lender receives prior written notice from Borrower, Lender agrees to allow the following additional debt of Borrower to Imperial Bank or a similar bank or institutional lender (not to exceed Borrower's line of credit with Imperial Bank or a similar bank or institutional lender) constituting: (i) account receivable lines of financing not to exceed 80% of eligible receivables, (ii) inventory financing not to exceed 80% of inventory, and (iii) merchant card financing not to exceed 80% of merchant card debt.

        1.40 "SENIOR LOAN DOCUMENTS" means the loan or other agreement between Borrower and a Senior Creditor and any other agreement, security agreement, document, promissory note, UCC financing statement, or instrument executed by Borrower in favor of a Senior Creditor pursuant to or in connection with the Senior Debt or such loan or other agreement, as the same may from time to time be amended, modified, supplemented, extended, renewed, restated or replaced.

        1.41 "SUBORDINATION AGREEMENT" means the Subordination Agreement of even date herewith, entered into between Borrower and Lender for the benefit of Senior Creditor.

        1.42 "TRADEMARK LICENSE" means any written agreement granting any right to use any Trademark or Trademark registration now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

        1.43 "TRADEMARKS" means any of the following now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (a) any and all trademarks, tradenames, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United



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States Patent and Trademark Office or in any similar office or agency of the
United States, any State thereof or any other country or any political subdivision thereof and (b) any reissues, extensions or renewals thereof.

        1.44 "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Illinois. Unless otherwise defined herein, terms that are defined in the UCC and used herein shall have the meanings given to them in the UCC.

SECTION 2. THE LOANS

        2.1 Lender agrees to lend to Borrower a principal amount not to exceed Six Million Dollars ($6,000,000) in the aggregate at any one time outstanding for the purposes and upon the terms and subject to the conditions contained in this Agreement.

        2.2 The Loan(s) shall be available in minimum Advances of Five Hundred Thousand Dollars ($500,000). Each Advance made by Lender to Borrower shall be evidenced by a Note in the original principal amount of such Advance. The principal balance of each Note shall bear interest thereon precomputed at the rate of ten percent (10%) per annum, and each such Note shall be due and payable in monthly installments of interest only, until the earlier of (i) the completion of Borrower's Initial Public Offering, or (ii) eighteen (18) months from the Advance Date, payable on the first day of each month, which shall be followed by eighteen (18) equal monthly installments of principal and interest, payable on the first day of each month, to and including the Maturity Date (each, a "Payment Date"). If any payment under a Note shall be payable on a day other than a business day, then such payment shall be due and payable on the next succeeding business day.

        2.3 In order to obtain an Advance under the Loans, Borrower shall complete, sign and deliver an Advance Request to Lender. Each Advance Request shall identify an Advance Date which is no less than five (5) business days from the date of such notice. Upon receipt of an Advance Request, Lender shall verify the information contained in the Advance Request and if Lender determines to fund such Advance it shall deliver a Note dated the Advance Date evidencing such Advance to Borrower for signature. Upon receipt of the signed Note, Lender will fund the Advance in the manner requested by the Advance Request. Borrower agrees that Lender may rely on any notice given by any Person it reasonably believes to be an authorized officer of Borrower without the necessity of independent investigation.

        2.4 (a) Notwithstanding any provision in this Agreement, the Note(s), or any other Loan Document, it is not the parties' intent to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law which a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of Illinois shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the "Maximum Rate"). If the Borrower actually pays Lender an amount of interest, chargeable on the total aggregate principal Secured Obligations of Borrower under this Agreement and the Note(s) (as said rate is calculated over a period of time from the date of this Agreement through the end of time that any principal is outstanding on the Note(s)), which amount of interest exceeds interest calculated at the Maximum Rate on said principal chargeable over said period of time, then such excess interest actually paid by Borrower shall be applied first, to the payment of principal outstanding on the Note(s); second, after all principal is repaid, to the payment of Lender's out of pocket costs, expenses, and professional fees which are owed by



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Borrower to Lender under this Agreement or the Loan Documents; and third, after all principal, costs, expenses, and professional fees owed by Borrower to Lender are repaid, the excess (if any) shall be refunded to Borrower, and the effective rate of interest will be automatically reduced to the Maximum Rate.

             (b) In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in Section 2.2.

             (c) Upon and during the continuation of an Event of Default hereunder, all Secured Obligations, including principal, interest, compounded interest, and professional fees, shall bear interest at a rate per annum equal to the rate set forth in Section 2.2 plus five percent (5%) per annum ("Default Rate").

SECTION 3. SECURITY INTEREST

        As security for the prompt, complete and indefeasible payment when due (whether at stated payment dates or otherwise) of all the Secured Obligations and in order to induce Lender to make the Loan(s) upon the terms and subject to the conditions of the Note(s), Borrower hereby conveys, mortgages, pledges, hypothecates and transfers to Lender for security purposes only, and hereby grants to Lender a security interest in all of Borrower's right, title and interest in, to and under each of the following (all of which being hereinafter collectively called the "Collateral"):

        (a) All Receivables;

        (b) All Equipment;

        (c) All Fixtures;

        (d) All General Intangibles;

        (e) All Inventory;

        (f) All other goods and personal property of Borrower whether tangible or intangible and whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower and wherever located; and

        (g) To the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing;

provided, however, the Collateral shall not include that certain Software License Agreement, dated as of September 24, 1998, among 3Com Corporation and JD Technology, Inc. as Borrower's predecessor in interest therein, and any License, Equipment lease, real property lease, Chattel Paper or Contract to which Borrower is or becomes a party as licensee, lessee other otherwise, to the extent that (a) such License, Equipment lease, real property lease, Chattel Paper or Contract or property subject thereto is not assignable or capable of being encumbered as a matter of law or under the terms of the License, lease or other agreement



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applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law), without the consent of the licensor or lessor thereof or other applicable party thereto and (b) such consent has not been obtained; nevertheless, the foregoing grant of security interest shall extend to, and the term "Collateral" shall include, (i) any and all proceeds of such License, Equipment lease, real property lease, Chattel Paper or Contract and property subject thereto to the extent that the assignment or encumbering of such proceeds is not so restricted and (ii) upon the consent of any such licensor, lessor or other applicable party with respect to any such otherwise excluded License, Equipment lease, real property lease, Chattel Paper or Contract being obtained (which consent shall be required only at Lender's request following an Event of Default hereunder), thereafter such License, Equipment lease, real property lease, Chattel Paper or contract and property subject thereto as well as any and all proceeds thereof that might theretofore have been excluded from such grant of a security interest shall be included within the term "Collateral".

SECTION 4. CONDITIONS PRECEDENT TO LOAN

        The obligations of the Lender to make Loans hereunder are subject to the satisfaction by Borrower, or waiver by Lender, of the following conditions:

        4.1 Borrower, on or prior to the Closing Date, shall have delivered to Lender the following:

             (a) executed originals of the Agreement, the Subordination Agreement, and any other documents reasonably required by Lender to effectuate the liens of Lender with respect to all Collateral;

             (b) certified copy of resolutions of Borrower's board of directors evidencing approval of the borrowing and other transactions evidenced by the Loan Documents;

             (c) certified copies of the Articles of Incorporation and the Bylaws, as amended through the Closing Date, of Borrower;

             (d) certificate of good standing for Borrower from its state of incorporation and similar certificates from all other jurisdictions in which it does business and where the failure to be qualified would have a Material Adverse Effect;

             (e) payment of the Facility Fee; and

             (f) such other documents as Lender may reasonably request in writing prior to the Closing Date.

        4.2 On each Advance Date:

             (a) The Lender shall have received (i) an Advance Request for such Advance as required by Section 2.3, (ii) an executed Note evidencing such Advance and (iii) any other documents Lender may reasonably request in writing prior to such Advance Date.

             (b) The representations and warranties set forth in Section 5 hereof shall be true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

             (c) The Borrower shall be in material compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Advance no Event of Default shall have occurred and be continuing.

Each Advance Request shall be deemed to constitute a representation and warranty by the Borrower on the Advance Date as to the matters specified in paragraphs
(b) and (c) of this Section 4.2.

        4.3 PERFECTION OF SECURITY INTERESTS. Borrower shall have taken or caused to be taken such actions requested by Lender to grant Lender a first priority perfected security interest in the Collateral, subject only to Permitted Liens. Such actions shall include, without limitation, the delivery to Lender of all appropriate financing statements, executed by Borrower, as to the Collateral granted by Borrower for all jurisdictions as may be necessary or desirable to perfect the security interest of Lender in such Collateral.

        4.4 ABSENCE OF EVENTS OF DEFAULTS. As of the Closing Date or the Advance Date, as applicable, no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default under this Agreement or any of the Loan Documents and no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute a material default under the Senior Loan Documents between Borrower and Senior Creditor.

        4.5 MATERIAL ADVERSE EFFECT. As of the Closing Date or the Advance Date, as applicable, no event which has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

        4.6 TERMINATION DATE. Notwithstanding anything in this Agreement to the contrary, Lender's obligations to provide the Loan(s) shall terminate on the earlier of (i) June 10, 2000 or (ii) the occurrence of an Event of Default pursuant to Section 9, and no Advance Requests shall be accepted after such date.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF BORROWER

        The Borrower represents, warrants and agrees that:

        5.1 Borrower owns all right, title and interest in and to the Collateral, free of all liens, security interests, encumbrances and claims whatsoever, except for Permitted Liens.

        5.2 Borrower has the full power and authority to, and does hereby grant and convey to the Lender, (and when the appropriate UCC Financing Statements are properly filed) a perfected security interest in the Collateral as security for the Secured Obligations, free of all liens, security interests, encumbrances and claims, other than Permitted Liens and shall execute such Uniform Commercial Code financing statements in connection herewith as the

Lender may reasonably request. Except for Permitted Liens, no other lien, security interest, adverse claim or encumbrance has been created by Borrower or is known by Borrower to exist with respect to any Collateral.

        5.3 Borrower is a corporation duly organized, legally existing and in good standing under the laws of the State of California, and is duly qualified as a foreign corporation in all jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified would have a Material Adverse Effect.

        5.4 Borrower's execution, delivery and performance of the Note(s), this Agreement, all financing statements, all other Loan Documents, required to be delivered or executed in connection herewith, have been duly authorized by all necessary corporate action of Borrower, the individual or individuals executing the Loan Documents were duly authorized to do so; and the Loan Documents constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization or other similar laws generally affecting the enforcement of the rights of creditors (and rules of law concerning equitable remedies).

        5.5 This Agreement and the other Loan Documents do not and will not violate any provisions of Borrower's Articles of Incorporation, bylaws or any material contract, material agreement, law, regulation, order, injunction, judgment, decree or writ to which the Borrower is subject, or result in the creation or imposition of any lien, security interest or other encumbrance upon the Collateral, other than those created by this Agreement.

        5.6 The execution, delivery and performance of this Agreement and the other Loan Documents do not require the consent or approval of any other person or entity including, without limitation, any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof.

        5.7 No event which has had a Material Adverse Effect has occurred and is continuing.

        5.8 No fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute a material default under the Senior Loan Documents.

        5.9 (a) There are no actions, suits or proceedings at law or in equity or by or before any governmental authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any business, property or rights of the Borrower (i) which involve any Loan Document or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, result in a Material Adverse Effect.

             (b) The Borrower is not in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any governmental authority, where such violation or default could result in a Material Adverse Effect.

        5.10 (a) The Borrower is not a party to any agreement or instrument or subject to any corporate restriction that has resulted in a Material Adverse Effect.

             (b) The Borrower is not in default in any manner under any provision of any indenture or other agreement or instrument evidencing indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could result in a Material Adverse Effect.

        5.11 No information, report, financial statement, exhibit or schedule furnished by or on behalf of the Borrower to the Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

        5.12 All issued and outstanding shares of Common Stock, Preferred Stock or any other securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All outstanding shares of Common Stock, Preferred Stock and any other securities were issued in full compliance with all Federal and state securities laws. In addition:

             (i) As of the date of this Agreement, the authorized capital stock of the Company consists of 35,000,000 shares of Common Stock, no par value (the "Common Stock"), of which [15,350,385] shares shall be issued and outstanding, and 8,200,000 shares of Preferred Stock, no par value, all of which shares shall have been designated as Series A Preferred Stock of which 8,076,924 shares of are issued and outstanding. All of the issued and outstanding shares of Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable. All of the issued and outstanding shares of Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. As of the date of this Agreement there are 4,846,154 shares of Common Stock reserved for issuance under the Company's 1998 Equity Incentive Plan, of which 1,350,385 shares have been issued upon the exercise of options, 2,008,923 shares are subject to outstanding options and 1,486,846 shares remain available for issuance. Except as set forth in this Agreement,
        (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, (ii) the Company has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of a share of its capital stock any evidences of indebtedness or assets of the Company, and (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend to make any other distribution in respect thereof. All of the issued and outstanding securities or the Company have been offered, issued and sold by the Company is compliance with applicable federal and state securities laws.

             (ii) In accordance with the Company's Articles of Incorporation, no shareholder of the Company has preemptive rights to purchase new issuances of the Company's capital stock (with the exception of certain shareholders who are signatories to that certain Investors' Rights Agreement dated as of October 22, 1998).

        5.13 Borrower has filed and will file all tax returns, federal, state and local, which it is required to file and has duly paid or fully reserved for all taxes or installments thereof (including any interest or penalties) as and when due, which have or may become due pursuant to such returns or pursuant to any assessment received by Borrower for the three (3) years preceding the Closing Date, if any (including any taxes being contested in good faith and by appropriate proceedings).

SECTION 6. INSURANCE

        6.1 So long as there are any Secured Obligations outstanding, Borrower shall cause to be carried and maintained commercial general liability insurance against risks customarily insured against in Borrower's line of business. Such risks shall include, without limitation, the risks of death, bodily injury and property damage. So long as there are any Secured Obligations outstanding, Borrower shall also cause to be carried and maintained insurance upon the Collateral and Borrower's business, covering casualty, hazard and such other property risks in amounts equal to the full replacement cost of the Collateral. Borrower shall deliver to Lender lender's loss payable endorsements (Form BFU 438 or equivalent) naming Lender as loss payee and additional insured. Borrower shall use commercially reasonable efforts to cause all policies evidencing such insurance to provide for at least thirty (30) days prior written notice by the underwriter or insurance company to Lender in the event of cancellation or expiration. Such policies shall be issued by such insurers and in such amounts as are reasonably acceptable to Lender.

        6.2 Borrower shall and does hereby indemnify and hold Lender, its agents and shareholders harmless from and against any and all claims, costs, expenses, damages and liabilities (including, without limitation, such claims, costs, expenses, damages and liabilities based on liability in tort, including without limitation, strict liability in tort), including reasonable attorneys' fees, arising out of the disposition or utilization of the Collateral by Borrower, other than claims arising out of or caused by Lender's gross negligence or willful misconduct.

SECTION 7. COVENANTS OF BORROWER

        Borrower covenants and agrees as follows at all times while any of the Secured Obligations remain outstanding:

        7.1 Borrower shall furnish to Lender the financial statements listed hereinafter, each prepared in accordance with generally accepted accounting principles consistently applied (the "Financial Statements"):

             (a) as soon as practicable (and in any event within forty-five (45) days) after the end of each fiscal quarter (except the last quarter of Borrower's fiscal year), unaudited interim financial statements (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that could reasonably be expected to have a Material Adverse Effect, all certified by Borrower's Chief Executive Officer or Chief Financial Officer to be true and correct;

             (b) as soon as practicable (and in any event within ninety (90) days) after the end of each fiscal year, unqualified audited financial statements as of the end of such year (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows, and setting forth in comparative form the corresponding figures for the preceding fiscal year, certified by a firm of independent certified public accountants selected by Borrower and reasonably acceptable to Lender, accompanied by any management report from such accountants;

             (c) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements or financial statements which Borrower has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange; and

             (d) promptly, any additional financial information, (including, but not limited, to tax returns and names of principal creditors) as is reasonably necessary for Lender to evaluate Borrower's continuing ability to meet its financial obligations.

        7.2 Borrower shall permit any authorized representative of Lender and its attorneys and accountants on reasonable notice to inspect, examine and make copies and abstracts of the books of account and records of Borrower reasonably related to Lender's security interest in the Collateral at reasonable times during normal business hours. In addition, such representative of Lender and its attorneys and accountants shall have the right to meet with management and officers of the Borrower at reasonable times during normal business hours to discuss such books of account and records.

        7.3 Borrower will from time to time execute, deliver and file, alone or with Lender, any financing statements, security agreements or other documents reasonably requested by Lender; procure any instruments or documents as may be reasonably requested by Lender; and take all further action that may be necessary or desirable that Lender may reasonably request, to confirm, perfect, preserve and protect the security interests intended to be granted hereby, and in addition, and for such purposes only, Borrower hereby authorizes Lender to execute and deliver on behalf of Borrower and to file such financing statements, security agreement and other documents without the signature of Borrower either in Lender's name or in the name of Borrower as agent and attorney-in-fact for Borrower. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof.

        7.4 Borrower shall protect and defend Borrower's title as well as the interest of the Lender against all persons claiming any interest adverse to Borrower or Lender and shall at all times keep the Collateral free and clear from any legal process, liens or encumbrances whatsoever (except any placed thereon by Lender and Permitted Liens) and shall give Lender immediate written notice thereof.

        7.5 Without Lender's prior written consent, Borrower shall not (a) grant any material extension of the time of payment of any of the Receivables involving an amount owing to Borrower in excess of $100,000, (b) to any material extent, compromise, compound or settle the same for less than the full amount thereof, or (c) release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than trade discounts granted in the ordinary course of business of Borrower.

        7.6 Borrower shall maintain and protect its properties, assets and facilities, including without limitation, its Equipment and Fixtures, in good order and working repair and condition (taking into consideration ordinary wear and tear) and from time to time make or cause to be made all necessary and proper repairs, renewals and replacements thereto and shall competently manage and care for its property in accordance with prudent industry practices.

        7.7 Borrower shall notify Lender a minimum of thirty (30) days prior to the closing date of a Merger Event and request Lender's consent to the assignment of all of Borrower's Secured Obligations hereunder to the successor entity in form and substance satisfactory to Lender. In the event Lender does not consent to such assignment, which consent shall not be unreasonably withheld, and a Merger Event as described in the preceding sentence is closed and consummated, the parties agree Borrower shall prepay the Loan in accordance with Section 2.2 hereof; provided that such consent by the Lender shall not be required in any transaction in which the surviving entity or its parent corporation has a Moody's Bond rating of BA3 or better or a commercially acceptable equivalent measure of creditworthiness as reasonably determined by Lender.

        7.8 Borrower shall not, without the prior written consent of Lender, such consent not to be unreasonably withheld, declare or pay any cash dividend or make a distribution of cash or property on any class of stock, other than pursuant to employee repurchase plans upon an employee's death or termination of employment or transfer, sell, lease, lend or in any other manner convey any equitable, beneficial or legal interest in any material portion of the assets of Borrower (except inventory sold in the normal course of business).

        7.9 Upon the request of Lender, Borrower shall, during business hours, make the Inventory and Equipment available to Lender for inspection at the place where it is normally located and shall make Borrower's log and maintenance records pertaining to the Inventory and Equipment available to Lender for inspection. Borrower shall take all action necessary to maintain such logs and maintenance records in a correct and complete fashion.

        7.10 Borrower covenants and agrees to pay when due, all taxes, fees or similar charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against Borrower or Lender with respect to or the Collateral or upon Borrower's ownership, possession, use, operation or disposition thereof or upon Borrower's rents, receipts or earnings arising therefrom. Borrower shall file on or before the due date therefor all personal property tax returns in respect of the Collateral. Notwithstanding the foregoing, Borrower may contest, in good faith and by appropriate proceedings, taxes for which Borrower maintains adequate reserves therefor.

        7.11 Borrower shall not relocate any material item of the Collateral (other than sale or movement of inventory, raw materials or component parts in the ordinary course of business) except: (i) with the prior written consent of the Lender not to be unreasonably withheld; and (ii) if such relocation shall be within the continental United States. If permitted to relocate Collateral pursuant to subparts (i) or (ii) of the foregoing sentence, unless otherwise agreed in writing by Lender, Borrower shall first (a) cause to be filed and/or delivered to the Lender all Uniform Commercial Code financing statements, certificates or other documents or instruments necessary to continue in effect the perfected security interest of the Lender in the Collateral, and (b) have given the Lender no less than thirty (30) days prior written notice of such relocation.

SECTION 8. PURCHASE OPTION

        8.1 Subject to the provisions of Section 8.10, Lender shall have the right to purchase shares of Borrower's Preferred Stock with an aggregate value of up to twenty-five percent (25%) of the Maximum Loan Amount (subject to increase as provided in Section 8.2) at any time, at Lender's sole and absolute discretion (the "Purchase Option"). The Purchase Option shall be exercisable at a purchase price as set forth below:

             (a) If Borrower closes the Next Event on or before July 15, 1999, the purchase price will be equal to seventy percent (70%) of the price per share of the Next Event, but at no greater than a $300 million (fully diluted) pre money valuation. For purposes of this Section 8.1(a), a "fully diluted" valuation shall be based on a calculation including
                    (1) all outstanding Common Stock, (2) all outstanding preferred stock as if converted to Common Stock and (3) the total number of shares subject to outstanding options and shares remaining available for grant.

             (b) If Borrower closes the Next Event after July 15, 1999 but before June 30, 2000, the purchase price will be equal to the lesser of:

                    (i)  $4.46 per share;

                    (ii) the price per share equal to seventy percent (70%) of the Next Event; or

                    (iii) the price per share equal to seventy percent (70%) of any future private equity financing round prior to an IPO.

             (c) If Borrower does not complete the Next Event on or before June 30, 2000, the purchase price will be equal to $2.79 per share.

        The Purchase Option will terminate upon the date thirty (30) days from receipt by Lender of notice from Borrower of an Initial Public Offering or a Merger Event, subject to the terms set forth in Section 8.9 hereof.

        The number and purchase price of such shares are subject to adjustment as provided in this Section 8.

        8.2 If the Borrower has not repaid the outstanding principal amount under a Note in its entirety by the Maturity Date (as defined in the applicable Note(s)), then for each additional month, or portion thereof, thereafter that the outstanding principal is not paid, Lender shall have the right to purchase from the Borrower, at the Purchase Price (adjusted, as set forth and defined in Section 8.3 herein), an additional amount of Preferred Stock with a value equal to the product of (x) the outstanding principal amount which is due but unpaid and (y) one percent (1%).

        8.3 The Purchase Price per share and the number of shares of Preferred Stock purchasable hereunder are subject to adjustment, as follows:

             (a) If the Borrower at any time shall, by stock split, reverse stock split, combination, reclassification, exchange or subdivision of the securities as to which purchase rights under this Purchase Option exist into the same or a different number of securities of any other class or classes, this Purchase Option shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Purchase Option immediately prior to such classification, exchange, subdivision or other change.

             (b) If the Borrower at any time shall combine or subdivide its Preferred Stock, the Purchase Price shall be proportionately decreased in the case of a subdivision, or proportionately increased in the case of a combination.

             (c) If the Borrower at any time shall pay a dividend payable in, or make any other distribution (except any distribution specifically provided for in the foregoing subsections (a) or (b)) of the Borrower's stock, then the Purchase Price shall be adjusted, from and after the record date of such dividend or distribution, to that price determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction (i) the numerator of which shall be the total number of all shares of the Borrower's stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of all shares of the Borrower's stock outstanding immediately after such dividend or distribution. The Lender shall thereafter be entitled to purchase, at the Purchase Price resulting from such adjustment, the number of shares of Preferred Stock (calculated to the nearest whole share) obtained by multiplying the Purchase Price in effect immediately prior to such adjustment by the number of shares of Preferred Stock issuable upon the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Purchase Price resulting from such adjustment.

             (d) Additional antidilution rights applicable to the Preferred Stock purchasable hereunder are as set forth in the Borrowers Articles of Incorporation, as may be amended from time to time through the date of this Agreement, a true and complete copy of the current Articles of Incorporation which is attached hereto AS EXHIBIT C (the "Charter"). The Borrower shall promptly provide the Lender with any restatement, amendment, modification or waiver of the Charter. The Borrower shall provide Lender with prior written notice of any issuance of its stock or other equity security to occur after the Effective Date of this Purchase Option, which notice shall 'include (i) the price at which such stock or security is to be sold, (ii) the number of shares to be issued, and
        (iii) such other information as necessary for Lender to determine if a dilutive event has occurred.

             (e) If: (i) the Borrower shall declare any dividend or distribution upon its stock, whether in cash, property, stock or other securities;
        (ii) the Borrower shall offer for subscription prorata to the holders of any class of its preferred or other convertible stock any additional shares of stock of any class or other rights; (iii) there shall be any Merger Event; (iv) there shall be an Initial Public Offering; or (v) there shall be any voluntary dissolution, liquidation or winding up of the Borrower; then, in connection with each such event, the Borrower shall send to the Lender:
        (A) at least twenty (20) days' prior written notice of the date on which the books of the Borrower shall close or a record shall be taken for such dividend, distribution, subscription rights (specifying the date on which the holders of Preferred Stock shall be entitled thereto) or for determining rights to vote in respect of such Merger Event, dissolution, liquidation or winding up; (B) in the case of any such dissolution, liquidation or winding up, at least thirty (30) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Preferred Stock shall be entitled to exchange their Preferred Stock for securities or other property deliverable upon dissolution, liquidation or winding up); and (C) in the case of a Initial Public Offering or Merger Event, the Borrower shall give the Lender at least thirty (30) days written notice prior to the effective date thereof.

        Each such written notice shall set forth, in reasonable detail, (i) the event requiring the adjustment, (ii) the amount of the adjustment, (iii) the method by which such adjustment was calculated, (iv) the Purchase Price, and (v) the number of shares subject to purchase hereunder after giving effect to such adjustment, and shall be given by first class mail, postage prepaid, addressed to the Lender, at the address as shown on the books of the Lender.

             (f) Failure to timely provide such notice required by subsection
        (e) above shall entitle Lender to retain the benefit of the applicable notice period notwithstanding anything to the contrary contained in any insufficient notice received by Lender. The notice period shall begin on the date Lender actually receives a written notice containing all the information specified above.

        8.5 The Purchase Option is exercisable by the Lender, in whole or in part, at any time, or from time to time, prior to the earlier of thirty (30) days after receipt of notice from Borrower of (i) an Initial Public Offering, or
(ii) a Merger Event. Lender may exercise its Purchase Option by tendering to the Borrower at its principal office a notice of exercise in the form attached hereto as EXHIBIT D (the "Notice of Purchase"), duly completed and executed together with payment in an amount equal to the Purchase Price for that portion of the Purchase Option so exercised, in cash or by bank cashier's or certified check; provided that Lender may satisfy all or a portion of the Purchase Price by tender of one or more Note(s), the outstanding principal and interest of which shall be credited against the Purchase Price, with the balance, if any, of the Purchase Price payable in cash or by check as provided above. In such event, the Note(s) so tendered will be deemed satisfied in full and will be cancelled by the Borrower and the Borrower will have no further obligation to the Lender under such Note(s).

        Promptly upon receipt of the Notice of Purchase and the payment of the Purchase Price in accordance with the terms set forth below, Borrower shall execute the acknowledgment of exercise in the form attached hereto as EXHIBIT E (the "Acknowledgment of Purchase") indicating the number of shares which remain subject to future purchases, if any. Subject to Lender's right of rescission of its election pursuant to Section 8.9, no later than twenty-one (21) days thereafter, the Borrower shall issue to the Lender a certificate for the number of shares of Preferred Stock purchased.

        8.6 (a) During the term of this Purchase Option, the Borrower will at all times have authorized and reserved a sufficient number of shares of its Preferred Stock to provide for the exercise of the rights to purchase Preferred Stock as provided for herein.

             (b) If any shares of Preferred Stock required to be reserved hereunder require registration with or approval of any governmental authority under any Federal or State law (other than any registration under the Securities Act of 1933, as amended ("1933 Act"), as then in effect, or any similar Federal statute then enforced, or any state securities law, required by reason of any transfer involved in such purchase), or listing on any domestic securities exchange, before such shares may be issued upon purchase, the Borrower will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered, listed or approved for listing on such domestic securities exchange, as the case may be.

        8.7 No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Purchase Option, but in lieu of such fractional shares the Borrower shall make a cash payment therefor upon the basis of the Purchase Price then in effect.

        8.8 This Purchase Option does not entitle the Lender to any voting rights or other rights as a shareholder of the Borrower prior to the exercise of the Purchase Option.

        8.9 In the event Lender has exercised the Purchase Option based upon receipt of notice from Borrower of an Initial Public Offering or Merger Event and if such transaction is not consummated, the Borrower shall promptly notify the Lender that such proposed transaction has been terminated, and the Lender may rescind any exercise of its Purchase Option promptly after such notice of termination of the proposed transaction.

        8.10 (a) If Lender for any reason has refused to make an Advance (a "Refused Advance") to Borrower pursuant to a proper Advance Request, then Lender's Purchase Option under this Section 8 shall be reduced by a value equal to the amount of such Refused Advance.

             (b) In order to effectuate the reduction of the Purchase Option set forth in subclause (a) above, if Lender exercises the Purchase Option prior to the termination date set forth in Section 4.6, the shares issuable upon such exercise shall be subject to a repurchase right in favor of the Borrower at a price per share equal to the price paid by Lender in such exercise and shall be held in escrow by the Borrower.

        8.11 Lender hereby agrees that it shall not, to the extent requested by Borrower or an underwriter of securities of Borrower, sell or otherwise transfer or dispose of any shares of Preferred Stock issued upon exercise of the Purchase Option for such period of time not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Borrower filed under the 1933 Act for the Borrower's underwritten initial public offering provided, however, that:

        (a) such agreement shall be applicable only to the first such registration statement of the Company which covers securities to be sold on its behalf to the public in an underwritten offering but not to Registrable Securities sold pursuant to such registration statement; and

        (b) all officers, directors and one percent (1%) shareholders of the Company enter into similar agreements.

        In order to enforce the foregoing covenant, Borrower shall have the right to place restrictive legends on the certificates representing the shares subject to this Section 8.11 and to impose stop transfer instructions with respect to such shares.

SECTION 9. DEFAULT

        The occurrence of any one or more of the following events (herein called "Events of Default") shall constitute a default hereunder and under the Note(s) and other Loan Documents:

        9.1 Borrower defaults in the payment of any principal, interest or other Secured Obligation involving the payment of money under this Agreement, the Note(s) or any of the other Loan Documents, and such default continues for more than five (5) days after the due date thereof; or

        9.2 Borrower defaults in the performance of any other covenant or Secured Obligation of Borrower hereunder or under the Note(s) or any of the other Loan Documents, and such default continues for more than thirty (30) days after Lender has given notice of such default to Borrower.

        9.3 Any representation or warranty made herein by Borrower shall prove to have been false or misleading in any material respect; or

        9.4 Borrower shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of Borrower or of all or any substantial part (33-1/3% or more) of the properties of Borrower; or Borrower or its directors or majority shareholders shall take any action initiating the dissolution or liquidation of Borrower; or

        9.5 Sixty (60) days shall have expired after the commencement of an action by or against Borrower seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of Borrower being stayed; or a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or Borrower shall file any answer admitting or not contesting the material allegations of a petition filed against Borrower in any such proceedings; or the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or

        9.6 Sixty (60) days shall have expired after the appointment, without the consent or acquiescence of Borrower, of any trustee, receiver or liquidator of Borrower or of all or any substantial part of the properties of Borrower without such appointment being vacated; or

        9.7 The material default by Borrower under any Excluded Agreement(s), any other promissory note or agreement for borrowed money, or any other agreement between Borrower and Lender; or

        9.8 The occurrence of any material default under any lease or other agreement or obligation of Borrower having an outstanding obligation to Borrower in excess of $100,000.00 or having a Material Adverse Effect; or the entry of any judgment against Borrower involving an award in excess of $100,000.00 that would have a Material Adverse Effect, that has not been bonded or stayed on appeal within thirty (30) days; or

        9.9 The occurrence of any material default under the Senior Loan Documents.

SECTION 10. REMEDIES

        Upon the occurrence of any one or more Events of Default, Lender, at its option, may declare the Note and all of the other Secured Obligations to be accelerated and immediately due and payable (provided, that upon the occurrence of an Event of Default of the type described in Sections 9.4 or 9.5, the Note(s) and all of the other Secured Obligations shall automatically be accelerated and made due and payable without any further act), whereupon the unpaid principal of and accrued interest on such Note(s) and all other outstanding Secured Obligations shall become immediately due and payable, and shall thereafter bear interest at the Default Rate set forth in, and calculated according to, Section
2.4 (c) of this Agreement. Lender may pursue all rights and remedies with respect to the Collateral under the Loan Documents or otherwise available to it under applicable law, including the right to release, hold or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral.

        Upon the happening and during the continuance of any Event of Default, Lender may then, or at any time thereafter and from time to time, apply, collect, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Lender may elect, and any such sale may be made either at public or private sale at its place of business or elsewhere. Borrower agrees that any such public or private sale may occur upon ten (10) calendar days' prior written notice to Borrower. Lender may require Borrower to assemble the Collateral and make it available to Lender at a place designated by Lender which is reasonably convenient to Lender and Borrower. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by Lender in the following order of priorities:

        First, to Lender in an amount sufficient to pay in full Lender's costs and professionals' and advisors' fees and expenses;

        Second, to Lender in an amount equal to the then unpaid amount of the Secured Obligations in such order and priority as Lender may choose in its sole discretion; and

        Finally, upon payment in full of all of the Secured Obligations, to Borrower or its representatives or as a court of competent jurisdiction may direct.

        Lender shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under Section 9-207 of the UCC.

        Lender's rights and remedies hereunder are subject to the terms of the Subordination Agreement.

SECTION 11. MISCELLANEOUS

        11.1 CONTINUATION AND TERMINATION OF SECURITY INTEREST. This is a continuing Agreement and the grant of a security interest hereunder shall remain in full force and effect and all the rights, powers and remedies of Lender hereunder shall continue to exist until the Secured Obligations are paid in full as the same become due and payable and until Lender has executed a written termination statement (which Lender shall execute within thirty (30) days after full payment of the Secured Obligations hereunder or within 10 days upon request of Borrower), reassigning to Borrower, without recourse, the Collateral and all rights conveyed hereby and returning possession of the Collateral to Borrower. The rights, powers and remedies of Lender hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The pursuit of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of Lender. When all Secured Obligations have been paid in full and discharged, all security interests and other Liens granted to Lender under this Agreement will terminate. Upon the full and final discharge of all of the Secured Obligations, Lender will execute and deliver such documents as may be reasonably necessary and requested by Borrower to release the Collateral from the security interest and Lien granted to Lender in this Agreement, and return (or cause to be returned) to Borrower any Collateral in the possession of Lender or its agents.

        11.2 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        11.3 NOTICE. Except as otherwise provided herein, all notices and service of process required, contemplated, or permitted hereunder or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given or delivered upon the earlier of: (i) the first business day after transmission by facsimile or hand delivery or deposit with an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States mails, with proper first class postage prepaid, and shall be addressed to the party to be notified as follows:

        (a)    IF TO LENDER:

                                 COMDISCO, INC.
                                Legal Department
                           Attention: General Counsel
                              6111 North River Road
                               Rosemont, IL 60018
                            Facsimile: (847) 518-5088

               WITH A COPY TO:

                        COMDISCO, INC./COMDISCO VENTURES
                              6111 North River Road
                               Rosemont, IL 60018
                            Facsimile: (847) 518-5465

        (b) IF TO BORROWER:

                                HANDSPRING, INC.
                            Attention: Donna Dubinsky
                        299 California Avenue, Suite 300
                               Palo Alto, CA 94306
                            Facsimile: (650) 566-8100
                              Phone: (650) 566-2222

or to such other address as each party may designate for itself by like notice.

        11.4 ENTIRE AGREEMENT; AMENDMENTS. This Agreement, the Note(s), and the other Loan Documents constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof (including, without limitation, Lender's proposal letter dated April 22, 1999), all of which are merged herein and therein. None of the terms of this Agreement, the Note(s) or any of the other Loan Documents may be amended except by an instrument executed by each of the parties hereto.

        11.5 HEADINGS. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

        11.6 NO WAIVER. The powers conferred upon Lender by this Agreement are solely to protect its interest in the Collateral and shall not impose any duty upon Lender to exercise any such powers. No omission, or delay, by Lender at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by Borrower at any time designated, shall be a waiver of any such right or remedy to which Lender is entitled, nor shall it in any way affect the right of Lender to enforce such provisions thereafter.

        11.7 SURVIVAL. All agreements, representations and warranties contained in this Agreement, the Note(s) and the other Loan Documents or in any document delivered pursuant hereto or thereto shall be for the benefit of Lender and shall survive the execution and delivery of this Agreement and the expiration or other termination of this Agreement.

        11.8 SUCCESSOR AND ASSIGNS. The provisions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding on Borrower and its permitted assigns (if any). Borrower shall not assign its obligations under this Agreement, the Note(s) or any of the other Loan Documents without Lender's express written consent, and any such attempted assignment shall be void and of no effect. Subject to the Subordination Agreement, Lender may assign, transfer, or endorse its rights hereunder and under the other Loan Documents without prior notice to Borrower, and all of such rights shall inure to the benefit of Lender's successors and assigns; provided, however, that any such successors or assigns shall be bound by and expressly assume all obligations under the Subordination Agreement.

        11.9 FURTHER INDEMNIFICATION. Borrower agrees to pay, and to save Lender harmless from any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

        11.10 GOVERNING LAW. This Agreement, the Note(s) and the other Loan Documents have been negotiated and delivered to Lender in the State of Illinois, and shall not become effective until accepted by Lender in the State of Illinois. Payment to Lender by Borrower of the Secured Obligations is due in the State of Illinois. This Agreement, the Note(s) and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

        11.11 CONSENT TO JURISDICTION AND VENUE. All judicial proceedings arising in or under or related to this Agreement, the Note(s) or any of the other Loan Documents may be brought in any state or federal court of competent jurisdiction located in the State of Illinois. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to personal jurisdiction in Cook County, State of Illinois; (b) waives any objection as to jurisdiction or venue in Cook County, State of Illinois; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, the Note(s) or the other Loan Documents. Service of process on any party hereto in any action arising out of or relating to this agreement shall be effective if given in accordance with the requirements for notice set forth in Section 11.3, above and shall be deemed effective and received as set forth in Section 11.3, above. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

        11.12 MUTUAL WAIVER OF JURY TRIAL. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF BORROWER AND LENDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, "CLAIMS") ASSERTED BY BORROWER AGAINST LENDER OR ITS ASSIGNEE AND/OR BY LENDER OR ITS ASSIGNEE AGAINST BORROWER. This waiver extends to all such Claims, including any other Claims which involve Borrower and Lender and additional persons or entities ; Claims which arise out of or are in any way related to the relationship between Borrower and Lender and other persons or creditors under the Loan Documents; and any Claims for damages, breach of contract arising out of this Agreement, any other Loan

Document or any of the Excluded Agreements, specific performance, or any equitable or legal relief of any kind.

        11.13 CONFIDENTIALITY. Lender acknowledges that certain items of Collateral, including, but not limited to trade secrets, source codes, customer lists and certain other items of Intellectual Property, and any Financial Statements provided pursuant to Section 7 hereof, constitute proprietary and confidential information of the Borrower (the "Confidential Information"). Accordingly, Lender agrees that any Confidential Information it may obtain in the course of acquiring, perfecting or foreclosing on the Collateral or otherwise provided under this Agreement, provided such Confidential Information is marked as confidential by Borrower at the time of disclosure, shall be received in the strictest confidence and will not be disclosed to any other person or entity in any manner whatsoever, in whole or in part, without the prior written consent of the Borrower, unless and until Lender has acquired indefeasible title thereto.

        11.14 COUNTERPARTS. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.





                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

        IN WITNESS WHEREOF, the Borrower and the Lender have duly executed and delivered this Agreement as of the day and year first above written.

        BORROWER:                      HANDSPRING, INC.


                                       Signature:  /s/ Donna L. Dubinsky
                                                 --------------------------
                                       Print Name:  Donna L. Dubinsky
                                                  -------------------------
                                       Title:               CEO
                                             ------------------------------

ACCEPTED IN ROSEMONT, ILLINOIS:

        LENDER:                        COMDISCO, INC.


                                       Signature:  /s/ James Labe
                                                 --------------------------
                                       Print Name:  James Labe, President
                                                    Comdisco Ventures
                                                    Division
                                                  -------------------------
                                       Title:   June 14, 1999
                                             ------------------------------

                                    EXHIBIT A

                          SUBORDINATED PROMISSORY NOTE

$_______                                                        DATE:  _________

                                                                DUE:   _________

FOR VALUE RECEIVED, Handspring, Inc., a California corporation (the "Borrower") hereby promises to pay to the order of Comdisco, Inc., a Delaware corporation (the "Lender") at P.O. Box 91744, Chicago, IL 60693 or such other place of payment as the holder of this Secured Promissory Note (this "Note") may specify from time to time in writing, in lawful money of the United States of America, the principal amount of __________ and 00/100 Dollars ($ _______) together with interest at ten percent (10%) per annum from the date of this Note to maturity of each installment on the principal hereof remaining from time to time unpaid, such principal and interest to be paid in monthly installments of interest only until the earlier of (i) completion of Borrower's Initial Public Offering, or
(ii) eighteen (18) months from the Advance Date in the amount of $_________ each, commencing ____________and on the same day of each month thereafter to and including, _____________________ which shall be followed by 18 equal monthly installments of principal and interest in the amount of $_________ each, commencing ______________ and on the same day of each month thereafter to and including ________________, such installments to be applied first to accrued and unpaid interest and the balance to unpaid principal. Interest shall be computed on the basis of a year consisting of twelve months of thirty days each. This
Note is the Note referred to in, and is executed and delivered in connection with, that certain Subordinated Loan and Security Agreement dated June 10, 1999 by and between Borrower and Lender (as the same may from time to time be amended, modified, supplemented or restated in accordance with its terms, the "Loan Agreement"), and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein.

THIS NOTE IS EXPRESSLY SUBJECT TO THE TERMS OF THAT CERTAIN SUBORDINATION AGREEMENT BY AND BETWEEN LENDER AND BORROWER FOR THE BENEFIT OF SENIOR CREDITOR. IN THE EVENT OF ANY CONTRADICTION OR INCONSISTENCY BETWEEN THIS NOTE AND THE SUBORDINATION AGREEMENT, THE TERMS OF THE SUBORDINATION AGREEMENT SHALL CONTROL.

The Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest and any other notice as permitted under the UCC or any applicable law.

This Note has been negotiated and delivered to Lender and is payable in the State of Illinois, and shall not become effective until accepted by Lender in the State of Illinois. This Note shall be governed by and construed and enforced in accordance with, the laws of the State of Illinois, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

      BORROWER:                   HANDSPRING, INC.
                                  299 California Avenue, Suite 300
                                  Palo Alto, CA 94306


                                  Signature:    __________________________

                                  Print Name:   __________________________

                                  Title:        __________________________

                                    EXHIBIT B

                                 ADVANCE REQUEST

                                                        Date:___________________
To:     Lender:
        Comdisco, Inc.
        % Comdisco Ventures
        3000 Sand Hill Road
        Menlo Park, CA 94025
        Attention: Vika Tonga
        Facsimile (650) 854-4026

        Borrower hereby requests from Comdisco, Inc. ("Lender") an Advance in the amount of $________________________ on__________________________(the
"Advance Date") under that Subordinated Loan and Security Agreement between Borrower and Lender dated June 10, 1999 (the "Agreement").

        Please:

        (a)    Issue a check payable to Borrower   ______________

                             or

        (b)    Wire Funds to Borrower's account    ______________

               Bank:
               Address:______________________________
                       ______________________________
               ABA Number:___________________________
               Account Number:_______________________
               Account Name:_________________________

        Borrower hereby represents that the Conditions Precedent to Loan set forth in Section 4 of the Agreement are satisfied and will be satisfied upon the making of such Loans, except and to the extent described on Schedule 1 to this Advance Request. Borrower understands and acknowledges that Lender has the right to review such Schedule and based upon such review in its reasonable discretion Lender may decline to fund the requested Advance if a condition precedent thereto as set forth in Section 4 of the Agreement has not been satisfied.

        Executed this _____ day of___________, 199__ by:

                  BORROWER:         HANDSPRING, INC.

                         BY:    _________________________________
                         TITLE: _________________________________
                         PRINT: _________________________________

                                    EXHIBIT C

                                (INSERT CHARTER)

                                                                ENDORSED - FILED
                                                            IN THE OFFICE OF THE
                                                              SECRETARY OF STATE
                                                      OF THE STATE OF CALIFORNIA
                                                                OCTOBER 16, 1998
                                                  BILL JONES, SECRETARY OF STATE


                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                             OF JD TECHNOLOGY, INC.

        Donna L. Dubinsky and Jeffrey C. Hawkins certify that:

        1. They are the President and Secretary, respectively, of JD Technology, Inc., a California corporation.

        2. The Articles of Incorporation of the corporation, as amended to the date of the filing of this certificate, including amendments set forth herein but not separately filed (and with the omissions required by Section 910 of the California Corporations Code), are restated in their entirety as set forth in Exhibit "1" attached hereto and made a part hereof by this reference.

        3. The Restated Articles of Incorporation set forth herein have been duly approved by the Board of Directors of the corporation.

        4. The amendments to the Articles of Incorporation included in the Restated Articles of Incorporation set forth herein (other than omissions required by Section 910 of the Corporations Code) have been duly approved by the required vote of the shareholders of the corporation in accordance with Sections 902 and 903 of the California Corporations Code. The corporation has one class of stock, and the number of outstanding shares is 14,000,000 shares of Common Stock. The number of shares voting in favor of the Restated Articles of Incorporation set forth herein equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding shares of Common Stock.

        We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated: October 16, 1998           /s/  Donna L. Dubinsky
                                  ----------------------------------------------
                                  Donna L. Dubinsky, President

                                  /s/  Jeffrey C. Hawkins
                                  ----------------------------------------------
                                  Jeffrey C. Hawkins, Secretary

                                   EXHIBIT "1"

                              ---------------------

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                          -----------------------------


                                    ARTICLE I

               The name of the corporation is JD Technology, Inc.

                                   ARTICLE II

        The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                   ARTICLE III

        The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. Unless applicable law otherwise provides, any amendment, repeal or modification of this Article III shall not adversely affect any right or protection of a director under this Article III that existed at or prior to the time of such amendment, repeal or modification.

                                   ARTICLE IV

        The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, by agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by
Section 317 of the California Corporations Code, subject only to the applicable limits on such excess indemnification set forth in Section 204 of the California Corporations Code. Unless applicable law otherwise provides, any amendment, repeal or modification of any provision of this Article IV shall not adversely affect any contract or other right to indemnification of an agent of the corporation that existed at or prior to the time of such amendment, repeal or modification.

                                    ARTICLE V

        This corporation is authorized to issue two classes of shares, designated "Common Stock" and "Preferred Stock," respectively, both of which shall have no par value. The number of shares of Common Stock authorized to be issued is 35,000,000 shares. The number of shares of Preferred Stock authorized to be issued is 8,200,000 shares, all of which are designated as "Series A Preferred Stock."

                                   ARTICLE VI

        The rights, preferences, privileges and restrictions granted to and imposed on the Series A Preferred Stock and the Common Stock are as follows:

        1. DEFINITIONS. For purposes of this Article VI, the following definitions apply:

             1.1 "BOARD" shall mean the Board of Directors of the Company.

             1.2 "COMPANY" shall mean this corporation.

             1.3 "COMMON STOCK" shall mean the Common Stock, no par value, of the Company.

             1.4 "COMMON STOCK DIVIDEND" shall mean a stock dividend declared and paid on the Common Stock that is payable in shares of Common Stock.

             1.5 "DIVIDEND RATE" shall mean $0.0892 per share per annum for the Series A Preferred Stock (as adjusted for any stock splits, stock dividends, recapitalizations or the like, with respect to the Series A Preferred Stock).

             1.6 "ORIGINAL ISSUE DATE" shall mean the date on which the first share of Series A Preferred Stock is issued by the Company.

             1.7 "ORIGINAL ISSUE PRICE" shall mean $2.23 per share for the Series A Preferred Stock (as adjusted for any stock splits, stock dividends, recapitalizations or the like, with respect to the Series A Preferred Stock).

             1.8 "PERMITTED REPURCHASES" shall mean the repurchase by the Company of shares of Common Stock held by employees, officers, directors, consultants, independent contractors, advisors, or other persons performing services for the Company or a subsidiary (if in transactions that are primarily for non-financing purposes) that are subject to restricted stock purchase agreements or stock option exercise agreements under which the Company has the option to repurchase such shares: (i) at cost, upon the occurrence of certain events, such as the termination of employment or services; or (ii) at any price pursuant to the Company's exercise of a right of first refusal to repurchase such shares.

             1.9 "PREFERRED STOCK" shall mean the Series A Preferred Stock.

             1.10 "SERIES A PREFERRED STOCK" shall mean the Series A Preferred Stock, no par value, of the Company.

             1.11 "SUBSIDIARY" shall mean any corporation of which at least fifty percent (50%) of the outstanding voting stock is at the time owned directly or indirectly by the Company or by one or more of such subsidiary corporations.

        2. DIVIDEND RIGHTS.

             2.1 Series A Preferred Stock. In each calendar year, the holders of the then outstanding Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board, out of any funds and assets of the Company legally available therefor, noncumulative dividends at the annual Dividend Rate for the Series A Preferred Stock, prior and in preference to the payment of any dividends on the Common Stock in such calendar year (other than a Common Stock Dividend). No dividends (other than a Common Stock Dividend) shall be paid with respect to the Common Stock during any calendar year unless dividends in the total amount of the annual Dividend Rate for the Series A Preferred Stock shall have first been paid or declared and set apart for payment to the holders of the Series A Preferred Stock during that calendar year; provided, however, that this restriction shall not apply to Permitted Repurchases. Dividends on the Series A Preferred Stock shall not be mandatory or cumulative, and no rights or interest shall accrue to the holders of the Series A Preferred Stock by reason of the fact that the Company shall fail to declare or pay dividends on the Series A Preferred Stock in the amount of the annual Dividend Rate for the Series A Preferred Stock or in any other amount in any calendar year or any fiscal year of the Company, whether or not the earnings of the Company in any calendar year or fiscal year were sufficient to pay such dividends in whole or in part.

             2.2 Participation Rights. If, after dividends in the full preferential amount specified in this Section 2 for the Series A Preferred Stock have been paid or declared and set apart in any calendar year of the Company, the Board shall declare additional dividends out of funds legally available therefor in that calendar year, then such additional dividends shall be declared pro rata on the Common Stock and the Series A Preferred Stock on a pari passu basis according to the number of shares of Common Stock held by such holders, where each holder of shares of Series A Preferred Stock is to be treated for this purpose as holding the greatest whole number of shares of Common Stock then issuable upon conversion of all shares of Series A Preferred Stock held by such holder pursuant to Section 5.

             2.3 Non-Cash Dividends. Whenever a dividend provided for in this
Section 2 shall be payable in property other than cash, the value of such dividend shall be deemed to be the fair market value of such property as determined in good faith by the Board.

        3. LIQUIDATION RIGHTS. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the funds and assets that may be legally distributed to the Company's shareholders (the "AVAILABLE FUNDS AND ASSETS") shall be distributed to shareholders in the following manner:

             3.1 Series A Preferred Stock. The holders of each share of Series A Preferred Stock then outstanding shall be entitled to be paid, out of the Available Funds and Assets, and prior and in preference to any payment or distribution (or any setting apart of any payment or distribution) of any Available Funds and Assets on any shares of Common Stock, an amount per share equal to the Original Issue Price of the Series A Preferred Stock plus all declared but unpaid dividends on the Series A Preferred Stock. If upon any liquidation, dissolution or winding up of the Company, the Available Funds and Assets shall be insufficient to permit the payment to holders of the Series A Preferred Stock of their full preferential amount described in this subsection, then the entire Available Funds and Assets shall be distributed among the holders of the then outstanding Series A Preferred Stock pro rata, according to the number of outstanding shares of Series A Preferred Stock held by each holder thereof.

             3.2 Remaining Assets. If there are any Available Funds and Assets remaining after the payment or distribution (or the setting aside for payment or distribution) to the holders of the Series A Preferred Stock of their full preferential amounts described above in this Section 3, then all such remaining Available Funds and Assets shall be distributed among the holders of the then outstanding Common Stock pro rata according to the number of shares of Common Stock held by each holder thereof.

             3.3 Merger or Sale of Assets. A (i) reorganization, consolidation or merger (or similar transaction or series of transactions) of the Company with or into any other corporation or corporations in which the holders of the Company's outstanding shares immediately before such transaction or series of transactions do not, immediately after such transaction or series of transactions, retain stock representing a majority of the voting power of the surviving corporation (or its parent corporation if the surviving corporation is wholly owned by the parent corporation) of such transaction or series of transactions; or (ii) a sale of all or substantially all of the assets of the Company, shall each be deemed to be a liquidation, dissolution or winding up of the Company as those terms are used in this Section 3.

             3.4 Non-Cash Consideration. If any assets of the Company distributed to shareholders in connection with any liquidation, dissolution, or winding up of the Company are other than cash, then the value of such assets shall be their fair market value as determined by the Board, except that any securities to be distributed to shareholders in a liquidation, dissolution, or winding up of the Company shall be valued as follows:

                  (a) The method of valuation of securities not subject to investment letter or other similar restrictions on free marketability shall be as follows:

                      (i) if the securities are then traded on a national
                securities exchange or the Nasdaq National Market (or a similar national quotation system), then the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the 30-day period ending three (3) days prior to the distribution; and

                      (ii) if actively traded over-the-counter, then the value
                shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) days prior to the distribution; and

                      (iii) if there is no active public market, then the value
                shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Company.

                  (b) The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in subparagraphs (a)(i), (ii) or (iii) of this subsection to reflect the approximate fair market value thereof, as determined in good faith by the Board.

             3.5 Notice and Waiver. The Company shall give each holder of record of Series A Preferred Stock written notice of an impending liquidation, dissolution or winding up of the Company not later than ten (10) days prior to the shareholders' meeting, if any, called to approve such transaction, or twenty
(20) days prior to the closing of such transaction, whichever is earlier. The notice shall describe the nature of the impending transaction. The transaction shall in no event take place sooner than twenty (20) days after the Company has given the notice provided for herein. Notwithstanding the foregoing provisions of this subsection 3.5, the periods and provisions specified herein may be shortened or waived upon the written consent of the holders of Series A Preferred Stock that are entitled to such notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Series A Preferred Stock.

        4. VOTING RIGHTS.

             4.1 Common Stock. Each holder of shares of Common Stock shall be entitled to one (1) vote for each share thereof held.

             4.2 Preferred Stock. Each holder of shares of Series A Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which such shares of Series A Preferred Stock could be converted pursuant to the provisions of Section 5 below at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, the date such vote is taken or any written consent of shareholders is solicited.

             4.3 General. Subject to the foregoing provisions of this Section 4, each holder of Series A Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled to notice of any shareholders' meeting in accordance with the bylaws of the Company (as in effect at the time in question) and applicable law, and shall be entitled to vote, together with the holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote, except as may be otherwise provided by applicable law. Except as otherwise expressly provided herein or as required by law, the holders of Series A Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

             4.4 Board Size. The authorized number of directors of the Company's Board shall be five (5). The Company shall not alter the authorized number of directors in its Articles of Incorporation, Bylaws or otherwise, without first obtaining the written consent, or affirmative vote at a meeting, of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, consenting or voting (as the case may be) separately as a class.

             4.5 Board of Directors Election and Removal.

                  (a) Election. So long as at 2,000,000 shares of Series A Preferred Stock are outstanding (such number of shares being subject to proportional adjustment to reflect combinations or subdivisions of such Series A Preferred Stock or dividends declared in shares of such stock), (i) the holders of the Series A Preferred Stock, voting as a separate series (with cumulative voting rights as among themselves in accordance with Section 708 of the California Corporations Code), shall be entitled to elect two (2) directors of the Company; (ii) the holders of the Common Stock, voting as a separate class (with cumulative voting rights as among themselves in accordance with Section 708 of the California Corporations Code), shall be entitled to elect two (2) directors of the Company; and (iii) the holders of the Series A Preferred Stock and the Common Stock, voting together as a single class (with cumulative voting rights as among themselves in accordance with Section 708 of the California Corporations Code) shall be entitled to elect the remaining directors of the Company.

                  (b) Quorum; Required Vote.

                       (i) Quorum. At any meeting held for the purpose of electing directors, the presence in person or by proxy (A) of the holders of a majority of the shares of the Series A Preferred Stock or Common Stock then outstanding, respectively, shall constitute a quorum of the Series A Preferred Stock or Common Stock, as the case may be, for the election of directors to be elected solely by the holders of the Series A Preferred Stock or Common Stock, respectively, and (B) of holders of Series A Preferred Stock and Common Stock representing a majority of each of the voting power of all the then-outstanding shares (1) of Series A Preferred Stock and (2) of Common Stock shall constitute a quorum for the election of the directors to be elected jointly by the holders of the Preferred Stock and the Common Stock.

                       (ii) Required Vote. With respect to the election of any director or directors by the holders of the outstanding shares of a specified series, class or classes of stock given the right to elect such director or directors pursuant to subsection 4.5(a) above ("SPECIFIED STOCK"), that candidate or those candidates (as applicable) shall be elected who either: (i) in the case of any such vote conducted at a meeting of the holders of such Specified Stock, receive the highest number of affirmative votes of the outstanding shares of such Specified Stock, up to the number of directors to be elected by such Specified Stock; or (ii) in the case of any such vote taken by written consent without a meeting, are elected by the unanimous written consent of the holders of shares of such Specified Stock, except that, if such vote is to fill a vacancy on the Board other than a vacancy created by removal of a director pursuant to Section 305(b) of the California Corporations Code, such vacancy may be filled by election by the written consent of the holders of a majority of the outstanding shares of such Specified Stock entitled to vote.

                  (c) Vacancy. If there shall be any vacancy in the office of a director elected by the holders of any Specified Stock pursuant to subsection 4.5(a), then a successor to hold office for the unexpired term of such director may be elected by either: (i) the remaining director or directors (if any) in office that were so elected by the holders of such Specified Stock, by the affirmative vote of a majority of such directors (or by the sole remaining director elected by the holders of such Specified Stock if there be but one), or if such vacancy is not filled by such directors (ii) the required vote of holders of the shares of such Specified Stock specified in subsection 4.5(b)(ii) above that are entitled to elect such director under subsection 4.5(a).

                  (d) Removal. Subject to Section 303 of the California Corporations Code, any director who shall have been elected to the Board by the holders of any Specified Stock pursuant to subsection 4.5(a) or by any director or directors elected by holders of any Specified Stock as provided in subsection 4.5(c), may be removed during his or her term of office, either with or without cause, by, and only by, the affirmative vote of shares representing a majority of the voting power of all the outstanding shares of such Specified Stock entitled to vote, given either at a meeting of such shareholders duly called for that purpose or pursuant to a written consent of shareholders without a meeting, and any vacancy created by such removal may be filled only in the manner provided in subsection 4.5(c).

                  (e) Procedures. Any meeting of the holders of any Specified Stock, and any action taken by the holders of any Specified Stock by written consent without a meeting, in order to elect or remove a director under this subsection 4.5, shall be held in accordance with the procedures and provisions of the Company's Bylaws, the California Corporations Code and applicable law regarding shareholder meetings and shareholder actions by written consent, as such are then in effect (including but not limited to procedures and provisions for determining the record date for shares entitled to vote).

                  (f) Termination. Notwithstanding anything in this subsection
4.5 to the contrary, the provisions of this subsection 4.5 shall cease to be of any further force or effect upon the earlier to occur of: (i) the first date on which the total number of outstanding shares of Series A Preferred Stock is less than 2,000,000 shares (such number of shares being subject to proportional adjustment to reflect combination or subdivisions of such Series A Preferred Stock or dividends declared in shares of such stock); or (ii) upon the merger or consolidation of the Company with or into any other corporation or corporations if such consolidation or merger is approved by the shareholders of the Company in compliance with applicable law and the Articles of Incorporation and Bylaws of the Company in which the holders of the Company's outstanding shares immediately before such consolidation or merger do not, immediately after such consolidation or merger, retain stock representing a majority of the voting power of the surviving corporation (or its parent corporation if the surviving corporation is wholly owned by the parent corporation); or (iii) a sale of all or substantially all of the Company's assets.

        5. CONVERSION RIGHTS. The outstanding shares of Series A Preferred Stock shall be convertible into Common Stock as follows:

             5.1 Optional Conversion.

                  (a) At the option of the holder thereof, each share of Series A Preferred Stock shall be convertible, at any time or from time to time prior to the close of business on the business day before any date fixed for redemption of such share, into fully paid and nonassessable shares of Common Stock as provided herein.

                  (b) Each holder of Series A Preferred Stock who elects to convert the same into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Series A Preferred Stock or Common Stock, and shall give written notice to the Company at such office that such holder elects to convert the same and shall state therein the number of shares of Series A Preferred Stock being converted. Thereupon the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled upon such conversion. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares of Series A Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date. If a conversion election under this subsection 5.1 is made in connection with an underwritten offering of the Company's securities pursuant to the Securities Act of 1933, as amended, (which underwritten offering does not cause an automatic conversion pursuant to subsection 5.2 to take place) the conversion may, at the option of the holder tendering shares of Series A Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of the Company's securities pursuant to such offering, in which event the holders making such elections who are entitled to receive Common Stock upon conversion of their Series A Preferred Stock shall not be deemed to have converted such shares of Series A Preferred Stock until immediately prior to the closing of such sale of the Company's securities in the offering.

             5.2 Automatic Conversion.

                  (a) Each share of Series A Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Common Stock, as provided herein: (i) immediately prior to the closing of a firm commitment underwritten public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company in which the aggregate public offering price (before deduction of underwriters' discounts and commissions) equals or exceeds $20,000,000 and the public offering price per share of which equals or exceeds $6.69 per share before deduction of underwriters' discounts and commissions (such price per share of Common Stock to be appropriately adjusted to reflect Common Stock Events (as defined in Section 5.4)); or (ii) upon the Company's receipt of the written consent of the holders of not less than a majority of the then outstanding shares of Series A Preferred Stock to the conversion of all then outstanding Series A Preferred Stock under this
Section 5.

                  (b) Upon the occurrence of any event specified in subparagraph 5.2(a) (i) or (ii) above, the outstanding shares of Series A Preferred Stock shall be converted into Common Stock automatically without the need for any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series A Preferred Stock are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series A Preferred Stock, the holders of Series A Preferred Stock shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Series A Preferred Stock or Common Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred.

             5.3 Conversion Price. Each share of Series A Preferred Stock shall be convertible in accordance with subsection 5.1 or subsection 5.2 above into the number of shares of Common Stock which results from dividing the Original Issue Price for such Series A Preferred Stock by the conversion price for such Series A Preferred Stock that is in effect at the time of conversion (the "CONVERSION PRICE"). The initial Conversion Price for the Series A Preferred Stock shall be the Original Issue Price for the Series A Preferred Stock. The Conversion Price of the Series A Preferred Stock shall be subject to adjustment from time to time as provided below.

             5.4 Adjustment Upon Common Stock Event. Upon the happening of a Common Stock Event (as hereinafter defined), the Conversion Price of the Series A Preferred Stock shall, simultaneously with the happening of such Common Stock Event, be adjusted by multiplying the Conversion Price of such Series A Preferred Stock in effect immediately prior to such Common Stock Event by a fraction, (i) the numerator of which shall be the number of shares of Common Stock issued and outstanding immediately prior to such Common Stock Event, and
(ii) the denominator of which shall be the number of shares of Common Stock issued and outstanding immediately after such Common Stock Event, and the product so obtained shall thereafter be the Conversion Price for such Series A Preferred Stock. The Conversion Price for the Series A Preferred Stock shall be readjusted in the same manner upon the happening of each subsequent Common Stock Event. As used herein, the term "COMMON STOCK EVENT" shall mean, at any time or from time to time after the Original Issue Date, (i) the issue by the Company of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock.

             5.5 Adjustments for Other Dividends and Distributions. If at any time or from time to time after the Original Issue Date the Company pays a dividend or makes another distribution to the holders of the Common Stock payable in securities of the Company other than shares of Common Stock, then in each such event provision shall be made so that the holders of the Series A Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable upon conversion thereof, the amount of securities of the Company which they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event (or such record date, as applicable) and had they thereafter, during the period from the date of such event (or such record date, as applicable) to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Series A Preferred Stock or with respect to such other securities by their terms.

             5.6 Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Original Issue Date the Common Stock issuable upon the conversion of the Series A Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than by a Common Stock Event or a stock dividend, reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 5), then in any such event each holder of Series A Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

             5.7 Reorganizations, Mergers and Consolidations. If at any time or from time to time after the Original Issue Date there is a capital reorganization of the Company (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 5) or a merger or consolidation of the Company with or into another corporation (except an event which is governed under subsection 3.3), then, as a part of such reorganization, merger or consolidation, provision shall be made so that the holders of the Series A Preferred Stock thereafter shall be entitled to receive, upon conversion of the Series A Preferred Stock, the number of shares of stock or other securities or property of the Company, or of such successor corporation resulting from such reorganization, merger or consolidation, to which a holder of Common Stock deliverable upon conversion would have been entitled on such reorganization, merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Series A Preferred Stock after the reorganization, merger or consolidation to the end that the provisions of this Section 5 (including adjustment of the Conversion Price then in effect and number of shares issuable upon conversion of the Series A Preferred Stock) shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable. This subsection 5.7 shall similarly apply to successive reorganizations, mergers and consolidations.

             5.8 Sale of Shares Below Conversion Price.

                  (a) Adjustment Formula. If at any time or from time to time after the Original Issue Date the Company issues or sells, or is deemed by the provisions of this subsection 5.8 to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), otherwise than in connection with a Common Stock Event as provided in subsection 5.4, a dividend or distribution as provided in subsection 5.5 or a recapitalization, reclassification or other change as provided in subsection 5.6, or a reorganization, merger or consolidation as provided in subsection 5.7, for an Effective Price (as hereinafter defined) that is less than the Conversion Price for the Series A Preferred Stock in effect immediately prior to such issue or sale (or deemed issue or sale), then, and in each such case, the Conversion Price for such Series A Preferred Stock shall be reduced, as of the close of business on the date of such issue or sale, to the price obtained by multiplying such Conversion Price by a fraction:

                       (i) The numerator of which shall be the sum of (A) the number of Common Stock Equivalents Outstanding (as hereinafter defined) immediately prior to such issue or sale of Additional Shares of Common Stock plus (B) the quotient obtained by dividing the Aggregate Consideration Received (as hereinafter defined) by the Company for the total number of Additional Shares of Common Stock so issued or sold (or deemed so issued and sold) by the Conversion Price for such Series A Preferred Stock in effect immediately prior to such issue or sale; and

                       (ii) The denominator of which shall be the sum of (A) the number of Common Stock Equivalents Outstanding immediately prior to such issue or sale plus (B) the number of Additional Shares of Common Stock so issued or sold (or deemed so issued and sold).

                  (b) Certain Definitions. For the purpose of making any adjustment required under this subsection 5.8:

                       (i) "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares of Common Stock issued by the Company, whether or not subsequently reacquired or retired by the Company, other than: (A) shares of Common Stock issued or issuable upon conversion of Series A Preferred Stock; and (B) shares of Common Stock (or options, warrants or rights therefor) issued to employees, officers, or directors of, or contractors, consultants or advisers to, the Company or any Subsidiary (if in transactions with primarily non-financing purposes) pursuant to stock purchase or stock option plans, stock bonuses or awards, warrants, contracts or other arrangements that are approved by the Board;

                       (ii) The "AGGREGATE CONSIDERATION RECEIVED" by the Company for any issue or sale (or deemed issue or sale) of securities shall (A) to the extent it consists of cash, be computed at the gross amount of cash received by the Company before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale and without deduction of any expenses payable by the Company; (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board; and (C) if Additional Shares of Common Stock, Convertible Securities or Rights or Options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or Rights or Options.

                       (iii) "COMMON STOCK EQUIVALENTS OUTSTANDING" shall mean the number of shares of Common Stock that is equal to the sum of (A) all shares of Common Stock of the Company that are outstanding at the time in question, plus (B) all shares of Common Stock of the Company issuable upon conversion of all shares of Series A Preferred Stock or other Convertible Securities that are outstanding at the time in question, plus (C) all shares of Common Stock of the Company that are issuable upon the exercise of Rights or Options (excluding any shares of Common Stock excluded from the definition of "Additional Shares of Common Stock" pursuant to subsection 5.8(b)(i)(B), after the Original Issue
Date) that are outstanding at the time in question assuming the full conversion or exchange into Common Stock of all such Rights or Options that are Rights or Options to purchase or acquire Convertible Securities into or for Common Stock.

                       (iv) "CONVERTIBLE SECURITIES" shall mean stock or other securities convertible into or exchangeable for shares of Common Stock.

                       (v) The "EFFECTIVE PRICE" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold, by the Company under this subsection 5.8, into the Aggregate Consideration Received, or deemed to have been received, by the Company under this subsection 5.8, for the issue of such Additional Shares of Common Stock; and

                       (vi) "RIGHTS OR OPTIONS" shall mean warrants, options or other rights to purchase or acquire shares of Common Stock or Convertible Securities.

                  (c) Deemed Issuances. For the purpose of making any adjustment to the Conversion Price of the Series A Preferred Stock required under this subsection 5.8, if the Company issues or sells any Rights or Options or Convertible Securities and if the Effective Price of the shares of Common Stock issuable upon exercise of such Rights or Options and/or the conversion or exchange of Convertible Securities (computed without reference to any additional or similar protective or antidilution clauses) is less than the Conversion Price then in effect for the Series A Preferred Stock, then the Company shall be deemed to have issued, at the time of the issuance of such Rights, Options or Convertible Securities, that number of Additional Shares of Common Stock that is equal to the maximum number of shares of Common Stock issuable upon exercise or conversion of such Rights, Options or Convertible Securities upon their issuance and to have received, as the Aggregate Consideration Received for the issuance of such shares, an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such Rights or Options or Convertible Securities, plus, in the case of such Rights or Options, the minimum amounts of consideration, if any, payable to the Company upon the exercise in full of such Rights or Options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange thereof; provided that:

                       (i) if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, then the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses;

                       (ii) if the minimum amount of consideration payable to the Company upon the exercise of Rights or Options or the conversion or exchange of Convertible Securities is reduced over time or upon the occurrence or non-occurrence of specified events other than by reason of antidilution or similar protective adjustments, then the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; and

                       (iii) if the minimum amount of consideration payable to the Company upon the exercise of such Rights or Options or the conversion or exchange of Convertible Securities is subsequently increased, then the Effective Price shall again be recalculated using the increased minimum amount of consideration payable to the Company upon the exercise of such Rights or Options or the conversion or exchange of such Convertible Securities.

No further adjustment of the Conversion Price, adjusted upon the issuance of such Rights or Options or Convertible Securities, shall be made as a result of the actual issuance of shares of Common Stock on the exercise of any such Rights or Options or the conversion or exchange of any such Convertible Securities. If any such Rights or Options or the conversion rights represented by any such Convertible Securities shall expire without having been fully exercised, then the Conversion Price as adjusted upon the issuance of such Rights or Options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only shares of Common Stock so issued were the shares of Common Stock, if any, that were actually issued or sold on the exercise of such Rights or Options or rights of conversion or exchange of such Convertible Securities, and such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such Rights or Options, whether or not exercised, plus the consideration received for issuing or selling all such Convertible Securities actually converted or exchanged, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion or exchange of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Series A Preferred Stock.

             5.9 Certificate of Adjustment. In each case of an adjustment or readjustment of the Conversion Price for the Series A Preferred Stock, the Company, at its expense, shall cause its Chief Financial Officer to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Series A Preferred Stock at the holder's address as shown in the Company's books.

             5.10 Fractional Shares. No fractional shares of Common Stock shall be issued upon any conversion of Series A Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Company shall pay the holder cash equal to the product of such fraction multiplied by the Common Stock's fair market value as determined in good faith by the Board as of the date of conversion.

             5.11 Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

             5.12 Notices. Any notice required by the provisions of this Section 5 to be given to the holders of shares of the Series A Preferred Stock shall be deemed given upon the earlier of actual receipt or deposit in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, addressed to each holder of record at the address of such holder appearing on the books of the Company.

             5.13 No Impairment. The Company shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock against impairment.

        6. RESTRICTIONS AND LIMITATIONS.

             6.1 Class Protective Provisions. So long as any shares of Series A Preferred Stock remain outstanding, the Company shall not, without the approval, by vote or written consent, of the holders of a majority of the Series A Preferred Stock then outstanding, voting as a single class:

                  (1) amend its Articles of Incorporation or Bylaws in any manner that would alter, change or affect any of the rights, preferences, privileges or restrictions of the Series A Preferred Stock;

                  (2) reclassify any outstanding shares of securities of the Company into shares having rights, preferences or privileges senior to or on a parity with the Series A Preferred Stock;

                  (3) authorize any other equity security, including any other security convertible into or exercisable for any equity security having rights or preferences senior to or on a parity with the Series A Preferred Stock as to dividend rights, liquidation preferences, redemption or voting;

                  (4) merge or consolidate with or into any corporation or effect any transaction or series of related transactions if such merger, consolidation or transaction or series of transactions would result in the shareholders of the Company immediately prior to such merger, consolidation or transaction or series of transactions holding less than a majority of the voting power of the stock of the surviving corporation (or its parent corporation if the surviving corporation is wholly owned by the parent corporation) immediately after such merger, consolidation or transaction or series of transactions;

                  (5) sell all or substantially all the Company's assets in a single transaction or series of related transactions;

                  (6) liquidate or dissolve; or

                  (7) Declare or pay any dividends (other than dividends payable solely in shares of its own Common Stock) on or declare or make any other distribution, purchase, redemption or acquisition (other than Permitted Repurchases), directly or indirectly, on account of any shares of Preferred Stock or Common Stock now or hereafter outstanding.

        7. MISCELLANEOUS

             7.1 No Reissuance of Preferred Stock. No share or shares of Series A Preferred Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Company shall be authorized to issue.

             7.2 Consent to Certain Transactions. Each holder of shares of Series A Preferred Stock shall, by virtue of its acceptance of a stock certificate evidencing Series A Preferred Stock, be deemed to have consented, for purposes of Sections 502, 503 and 506 of the California Corporations Code, to all Permitted Repurchases.

                       -----------------------------------

                                                             [STATE SEAL]

                                    EXHIBIT D

                      NOTICE OF EXERCISE OF PURCHASE OPTION

TO:     ________________ ("Borrower")

(1) The undersigned Lender hereby elects to exercise its Purchase Option with respect to _______________ shares of the Series __ Preferred Stock of Borrower, pursuant to the terms of the Subordinated Loan and Security Agreement dated the 10th day of June, 1999 (the "Loan Agreement") between Borrower and the Lender, and tenders herewith payment of the purchase price for such shares in full, together with all applicable transfer taxes, if any.

(2) In exercising its rights with respect to the Purchase Option, the undersigned hereby represents and warrants to Borrower as follows:

             (a) The right to acquire Preferred Stock or the Preferred Stock issuable upon exercise of the Lender's rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Lender has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

             (b) The Lender understands (i) that the Preferred Stock issuable upon exercise of its Purchase Option is not registered under the 1933 Act nor qualified under applicable state securities laws on the ground that the issuance contemplated by its Purchase Option will be exempt from the registration and qualifications requirements thereof, and (ii) that the Borrower's reliance on such exemption is predicated on the representations set forth in this notice.

             (c) The Lender has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

             (d) The Lender understands that if the Borrower does not register with the Securities and Exchange Commission pursuant to Section 12 of the 1934 Act (the "1934 Act"), or file reports pursuant to Section 15(d), of the 1934 Act, or if a registration statement covering the securities under the 1933 Act is not in effect when it desires to sell
        (i) the rights to purchase Preferred Stock pursuant to this its Purchase Option, or (ii) the Preferred Stock issuable upon exercise of the right to purchase, if may be required to hold such securities for an indefinite period. The Lender also understands that any sale of its rights of the Lender to purchase Preferred Stock or Preferred Stock which might be made by it in reliance upon Rule 144 under the 1933 Act may be made only in accordance with the terms and conditions of that Rule.

             (e) Lender is an "accredited investor" within the meaning of the Rule 501 of Regulation D of the Securities Act of 1933, as presently in effect.

(3) Subject to our review and acceptance of your Acknowledgement Certificate with respect to this Notice, please issue a certificate or certificates representing said shares of Series A

Preferred Stock in the name of the undersigned or in such other name as is specified below.

                                          ---------------------------------
                                          (Name)

                                          ---------------------------------
                                          (Address)

                                          LENDER: COMDISCO, INC.

                                          By:    ___________________________

                                          Title: ___________________________

                                          Date:  ___________________________

                                    EXHIBIT E

                       ACKNOWLEDGMENT OF RECEIPT OF NOTICE
                         OF EXERCISE OF PURCHASE OPTION

        The undersigned _________________ ("Borrower") hereby acknowledges receipt of the "Notice of Purchase" from Comdisco, Inc. ("Lender") to exercise its Purchase Option with respect to shares of the Series Preferred Stock of _________________________, pursuant to the terms of the Subordinated Loan and Security Agreement dated June 10, 1999 (the "Agreement'). Borrower further acknowledges that ______ shares remain subject to purchase under the terms of the Agreement.

        In connection with such Purchase Option the undersigned hereby represents, warrants and agrees as follows:

             (a) All representations and warranties of the Borrower made pursuant to the Agreement are true and correct in all material respects on and as of the date of this Acknowledgment with the same effect as though made on and as of this date (except as set forth in Schedule 1 to this Acknowledgment).

             (b) The Preferred Stock issuable upon exercise of the Lender's rights has been duly and validly reserved and, when issued in accordance with the provisions of the Purchase Option, will be validly issued, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances of any nature whatsoever; provided, however, that the Preferred Stock issuable pursuant to the Purchase Option may be subject to restrictions on transfer under state and/or Federal securities laws. The Borrower has made available to the Lender true, correct and complete copies of its Charter and Bylaws, as amended. The issuance of certificates for shares of Preferred Stock upon Purchase of the Purchase Option shall be made without charge to the Lender for any issuance tax in respect thereof, or other cost incurred by the Borrower in connection with such Purchase and the related issuance of shares of Preferred Stock. The Borrower shall not be required to pay any tax which may be payable in respect of any transfer involved and the issuance and delivery of any certificate in a name other than that of the Lender.

             (c) The issuance to Lender of the right to acquire the shares of Preferred Stock, has been duly authorized by all necessary corporate action on the part of the Borrower, and the Purchase Option is not inconsistent with the Borrower's Charter or Bylaws, does not contravene any law or governmental rule, regulation or order applicable to it, does not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which it is a party or by which it is bound, and the Purchase Option constitutes a legal, valid and binding agreement of the Borrower, enforceable in accordance with its terms.

             (d) No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, Federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Borrower of its obligations under the Purchase Option, except for the filing of notices pursuant to Regulation D under the 1933 Act and any filing required by applicable state securities law, which filings will be effective by the time required thereby.

             (e) Except as set forth in that certain Investors' Rights Agreement dated as of October 22, 1998 by and among Borrower and certain Preferred Stock shareholders of Borrower, the Borrower is not, pursuant to the terms of any other agreement currently in existence, under any obligation to register under the 1933 Act any of its presently outstanding securities or any of its securities which may hereafter be issued.

             (f) Subject to the accuracy of the Lender's representations in its Notice, the issuance of the Preferred Stock upon exercise of the Purchase Option will constitute a transaction exempt from (i) the registration requirements of Section 5 of the 1933 Act, in reliance upon
        Section 4(2) thereof, and (ii) the qualification requirements of the applicable state securities laws.

             (g) If Lender proposes to sell Preferred Stock issuable upon the exercise of the Purchase Option in compliance with Rule 144 promulgated by the Securities and Exchange Commission, the Borrower shall furnish to the Lender, within fifteen (15) days after receipt of a written request, a written statement confirming the Borrower's compliance with the filing requirements of the Securities and Exchange Commission as set forth in such Rule, as such Rule may be amended from time to time.

        Borrower acknowledges that Lender has the right to review Schedule 1 to this Certificate and that Lender may in its sole discretion withdraw its notice of exercise of Purchase Option within the ten business days after Lender's receipt of this Acknowledgment.

                                     BORROWER:  HANDSPRING, INC.

                                     By:    ________________________________
                                     Title: ________________________________
                                     Date:  ________________________________